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                                  EXHIBIT 6.15

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM.


              COLLATERALIZED CONVERTIBLE COMMERCIAL PROMISSORY NOTE


NOTE DATE:  AUGUST 27, 1999
PRINCIPAL AMOUNT:  $1,000,000.00
MATURITY DATE:  SEPTEMBER 1, 2001

LENDER (NAME AND ADDRESS):
(as to a 50% undivided interest as tenants in common)
Norwest Bank Colorado,
National Association,
Trustee of the James C. Berger Rollover IRA
90 South Cascade Avenue
P.O. Box 2120
Colorado Springs, CO  80901-2120

            and
(as to a 40% undivided interest as tenants in common)
John M. Ventimiglia
4390 North Academy Boulevard
Colorado Springs, CO  80917

            and
(as to a 10% undivided interest)
Robin L. Morley & Mark E. Morley, as
Tenants in Common
101 North Cascade Avenue, Suite 310
Colorado Springs, CO 80903

PRE-DEFAULT INTEREST RATE:

A fixed rate of fifteen percent (15%) per annum.


MAKER (NAME AND ADDRESS):

OPEC Corp., a Colorado corporation
c/o Donald D. Cannella, President
5930 Paonia Court
Colorado Springs, CO  80915
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THE POST-DEFAULT INTEREST RATE:  Twenty-one (21%) percent per annum.

PAYMENT SCHEDULE:

      All accrued but unpaid interest is due on the 1st day of October 1999, and on the first day of each month thereafter. The entire outstanding principal balance, together with all accrued and unpaid interest and all other sums due hereunder, shall be due in full on September 1, 2001 IN A BALLOON PAYMENT. Maker understands this Note is payable in full on September 1, 2001 and that this Note is a balloon payment loan. The Lender is under no obligation to refinance the loan at that time. Maker will therefore be required to make payment out of other assets it may own, or it will have to find a Lender willing to lend it money at prevailing market rates, which may be considerably higher than the interest rate of this loan. If Maker refinances this loan at maturity, it may have to pay some or all closing costs normally associated with a new loan, even if it obtains refinancing from the same Lender. If Maker fails to repay the principal and interest as required under this paragraph, then the Lender may invoke any of the remedies permitted by the Note and Security Agreement.

LATE PAYMENT CHARGE: Five percent (5%) of the unpaid installment per day until the default is cured or the maximum charge allowed by law, whichever is less.

PREPAYMENT RESTRICTIONS: This note may be prepaid at any time in whole or in part upon one hundred twenty (120) days written notice to Lender, subject to Lender's Conversion Privilege. In the event all or a portion of the shares of Common Stock issuable upon conversion are not unrestricted and freely transferrable, or transferrable in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), Maker shall have no right to prepay this Note.

SECURITY: The Note is secured by all accounts (including accounts receivable and contract rights of Maker) subject only to the rights of U.S. Bank National Association pursuant to a loan in the principal sum of $480,000.00 dated August 3, 1998.

CONVERSION PRIVILEGE:

      1. Conversion. Any one or more of the holder or holders of this Note ("Holder") may, (i) at any time after one year from the date hereof and prior to the maturity hereof, or, (ii) within one hundred fifteen (115) days after the Corporation gives notice that it elects to exercise its prepayment rights, convert (the"Conversion Privilege") the principal amount of this Note into Common Stock at the conversion ratio of $2.25 of Note principal for one share of Common Stock of FutureOne, Inc., ("FUTO") par value of $.001 per share ("Common Stock"). The Common Stock must be fully paid and nonassessable and be either unrestricted and freely tradable on the NASDAQ National or Small-Cap Markets or a national stock exchange or transferrable in accordance with Rule 144 promulgated under the Securities Act. Maker acknowledges the one year holding period for the


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Common Stock pursuant to Rule 144(d) promulgated under the Securities Act shall elapse on or before August 27, 2000, with respect to the Lender.

      2. Notice of Election and Delivery. To convert this Note, the Holder must give the Maker written Notice of Election to Convert, in a form substantially similar to that attached hereto as Exhibit A, properly completed and executed by the Holder or a duly authorized attorney. The Maker shall forthwith deliver the stock certificates as directed by the Holder in exchange for the Note and if any principal amount remains unpaid after such conversion, a new Note, substantially in the form of this Note dated the date to which interest has been paid on this Note, in a principal amount equal to the unpaid principal amount. The conversion shall be deemed to have been made at the close of business on the day the Note is surrendered for conversion.

      3. Adjustments to conversion. (i) If FUTO at any time pays to the holders of its Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon the conversion of this Note shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the Common Stock entitled to the dividend.

            (ii) If FUTO at any time subdivides or combines in a larger or smaller number of shares its outstanding shares of Common Stock, then the number of shares of Common Stock issuable upon the conversion of this Note shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

            (iii) If FUTO is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consolidation, merger, sale, or conveyance so that the Holder of this Note may receive, in lieu of the Common Stock otherwise issuable to them upon conversion hereof, at the same conversion ratio, the same kind and amount of securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the Common Stock.

      4. Fractional shares. In lieu of issuing any fraction of a share or scrip upon the conversion of this Note, the Corporation shall pay to the Holder hereof, for any fraction of a share otherwise issuable upon conversion, cash equal to the same fraction of the then current per share market price of the Common Stock as determined by the closing price of such Common Stock on the day immediately preceding such payment.

GENERAL NOTE PROVISIONS:

      1. Maker, jointly and severally, if more than one, promises to pay to the order of Lender at the Lender's offices designated above, the Principal Amount, with interest on the unpaid balance at the Pre-Default Interest Rate specified above. The annual rate of interest shall be based on a 365 day year. Principal and interest shall be payable as specified in the Payment Schedule above.


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      2. If any installment of this Note is not paid in full on its due date, the Holder hereof at any time; in lieu of acceleration of maturity, may at the Holder's sole option, charge Maker the Late Payment Charge specified above.

      3. At the option of the Holder, the unpaid balance of this Note and all other obligations of Maker to the Holder, direct or indirect, absolute or contingent, now existing or hereafter arising, may become immediately due and payable without notice or demand if (a) any payment required by this Note is not made when due, (b) a default or event of default occurs under any loan or security agreement or other instrument executed as security for or in connection with this Note, (c) Maker shall be in default on any other indebtedness to the Holder, (d) any warranty, representation or statement made or furnished to the Holder by or on behalf of Maker in connection with this Note proves to have been false in any material respect when made or furnished, (e) death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency law by or against Maker or any guarantor or surety for Maker (such default not having been previously cured), or (f) the Holder at any time in good faith believes that the prospect of any payment required by this
Note is impaired, whether or not such belief is caused by any act or failure to act of any Maker or of any endorser, guarantor of accommodation party of or on this Note (hereafter collectively referred to as "any other signer"). After maturity or upon default, the outstanding unpaid principal balance plus accrued interest, even if reduced to judgment, will draw interest at the Post Default Interest Rate until paid. Payments shall, at the option of the Holder, be applied first to interest accrued to date with the balance credited to the reduction of principal.

      4. Maker and any other signer waive demand, presentment, notice of dishonor, and protest, and assent to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver of any payment or other right under this Note or any loan or security agreement executed in connection herewith shall operate as a waiver of any payment or other right under this Note or any loan or security agreement executed in connection herewith shall operate as a waiver of any other payment or right, including right of offset. If the Holder enforces this Note upon default, Maker or any other signer shall pay or reimburse the Holder for reasonable expenses incurred in establishing the debt, collecting the amount due and in obtaining possession of and realizing on any security therefor, including reasonable attorneys' fees.

      5. Maker shall have the privilege of prepayment in any amount at any time subject to the prepayment restrictions or penalty, if any specified above. In any event, any prepayment shall not excuse any subsequent periodic payment due as provided hereinabove.

      6. This Note shall be construed under and governed by the laws of Colorado. If there is more than one Maker, all of the provisions of this Note shall apply to each and any of them. Maker represents and warrants that the purpose of this loan is primarily business, commercial or agricultural, and not personal, family or household.


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      7. Notice: Every notice, demand, request or other communication which may be, or is required to be given under the terms of this Note or by law, shall be in writing and shall be sent by United States Certified Mail, postage prepaid, return receipt requested, and shall be addressed as follows:

    If to:  OPEC Corp.                Attn:  Donald D. Cannella
                                      5930 Paonia Court
                                      Colorado Springs, CO 80915

    If to:  Norwest Bank Colorado,    Attn:  Terry P. Coffelt, Vice President
            National Association,     90 South Cascade Avenue
            Trustee of the James C.   P.O. Box 2120
            Berger Rollover IRA       Colorado Springs, CO  80901-2120

                                      with a copy to:

                                      ALPERN, MYERS, STUART, SCHEUERMAN &
                                      LEVINSON, A Legal Services LLC
                                      Attn: Howard J. Alpern
                                      14 North Sierra Madre, Suite A
                                      Colorado Springs, CO 80903-3341

                                      and a copy to:

                                      James C. Berger
                                      411 South Tejon Street
                                      Colorado Springs, CO 80903

    If to:  John M. Ventimiglia       4390 North Academy Boulevard
                                      Colorado Springs, CO 80903

                                      with a copy to:

                                      ALPERN, MYERS, STUART, SCHEUERMAN &
                                      LEVINSON, A Legal Services LLC
                                      Attn: Howard J. Alpern
                                      14 North Sierra Madre, Suite A
                                      Colorado Springs, CO 80903-3341

    If to:  Robin L. Morley &         101 North Cascade Avenue, Suite 310
            Mark E. Morley            Colorado Springs, CO  80903



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                                    with a copy to:

                                    ALPERN, MYERS, STUART, SCHEUERMAN &
                                    LEVINSON, A Legal Services LLC
                                    Attn: Howard J. Alpern
                                    14 North Sierra Madre, Suite A
                                    Colorado Springs, CO 80903-3341

and the same shall be deemed delivered when deposited in the United States Mail. Any party may designate, by similar written notice to the other party, any other address for such purposes. Each of the parties hereto waive personal or any other service than as provided for in this paragraph. Notwithstanding the foregoing, any party hereto may give any other party notice in person so long as the other party acknowledges receipt of such notice in writing.

      By signing this Promissory Note, Maker also acknowledges receipt of a copy.

                                    MAKER:

                                    OPEC Corp., a Colorado corporation


                                    By: _____________________________________
                                          Donald D. Cannella, President

ATTEST:

-------------------------------
Daniel J. Romano, Secretary

                     ACKNOWLEDGMENT OF CONVERSION PRIVILEGE

      The undersigned executes this Note, not as a Maker or Guarantor, but merely to acknowledge its obligations concerning the Conversion Privilege.

                                          FutureOne, Inc., a Nevada Corporation


                                          By:________________________________
                                                Earl Cook, Vice President
ATTEST:


___________________________________

________________________, Secretary


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                                    EXHIBIT A

                          Notice of Election to Convert

To:   OPEC Corp.

      The undersigned holder or holders of this Note exercise the option to convert this Note, or portion hereof designated below, for shares of Common Stock of FutureOne, Inc., and directs that the shares deliverable upon this conversion, and any check in payment for fractional shares, and any Note of like tenor, date and maturity to this Note representing any nonexchanged principal amount of this Note, be issued and delivered to the holder or holders hereof, unless a different name or names has been indicated below. If any shares are to be delivered registered in the name or names of a person or persons other than the holder or holders of this Note, the undersigned shall pay all transfer taxes payable with respect to the transfer.

Dated:_____________________, _______.

                                          _____________________________________
                                          (Signature)

Fill in for registration of stock if      Principal amount to be exchanged:
to be delivered and notes to be           $______
issued, otherwise than to owner or
owners of this Note.

____________________________________      Social Security Number:______________
Name
____________________________________

____________________________________
Address
       ______________________________________________________________________


Fill in for registration of stock if      Principal amount to be exchanged:
to be delivered and notes to be           $______
issued, otherwise than to owner or
owners of this Note.

____________________________________      Social Security Number:______________
Name
____________________________________

____________________________________
Address
       ______________________________________________________________________


Fill in for registration of stock if      Principal amount to be exchanged:
to be delivered and notes to be           $______
issued, otherwise than to owner or
owners of this Note.

____________________________________      Social Security Number:______________
Name
____________________________________

____________________________________
Address
       ______________________________________________________________________

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